CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2005, which appears on page F-1 of the Annual Report on Form 10-KSB of Secured Digital Applications, Inc. for the year ended December 31, 2004, and to the reference to our Firm under the caption "Experts" in the prospectus.



/s/ GHP Horwath, P.C.
Denver, Colorado
September 8, 2005